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                                                                    Exhibit 10.3

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 1st day of October, 2000 ("Effective Date"), by and between Rayovac Corporation, a Wisconsin corporation (the "Company"), and David A. Jones (the "Executive").

                  WHEREAS, the Executive and the Company were parties to an Employment Agreement dated September 12, 1996, with respect to the employment of the Executive by the Company (the "1996 Agreement");

                  WHEREAS, the Executive and the Company modified the terms of Executive's employment with the Company by entering into an Amended and Restated Employment Agreement dated April 27, 1998 (the "1998 Agreement"), and the parties wish to amend and restate the provisions of the 1998 Agreement as set forth herein; and

                  WHEREAS, the Company desires the benefit of the experience, supervision and services of the Executive and desires to employ the Executive upon the terms and conditions set forth herein; and

                  WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT DUTIES AND ACCEPTANCE. The Company hereby employs the Executive, and the Executive agrees to serve and accept employment, as the Chairman of the Board of Directors and Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the "Board"). In connection therewith, as Chairman of the Board and Chief Executive Officer, the Executive shall oversee and direct the operations of the Company and perform such other duties consistent with the responsibilities of Chairman of the Board and Chief Executive Officer, all subject to the direction and control of the Board. During the Term (as defined below), the Executive shall devote substantial time to such employment which will be his primary business activity.

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2.       TERM OF EMPLOYMENT. Subject to Section 4 hereof, the Executive's employment and appointment hereunder shall be for a term commencing on the date hereof and expiring on September 30, 2003 (the "Term").

3. COMPENSATION. In consideration of the performance by the Executive of his duties hereunder, the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for his services, it being understood that necessary withholding taxes, FICA contributions and the like shall be deducted from such compensation:

         (a) BASE SALARY. The Executive shall receive a base salary equal to Five Hundred and Fifty Thousand Dollars ($550,000) per annum effective October 1, 2000 for the duration of the Term ("Base Salary"), which Base Salary shall be paid in equal monthly installments each year, to be paid monthly in arrears. The Board will review from time to time the Base Salary payable to the Executive hereunder and may, in its discretion, increase the Executive's Base Salary. Any such increased Base Salary shall be and become the "Base Salary" for purposes of this Agreement.

         (b) BONUS. The Executive shall receive a bonus for each fiscal year ending during the Term, payable annually in arrears, which shall be based, as set forth on SCHEDULE A hereto, on the Company achieving certain annual performance goals established by the Board from time to time (the "Bonus"). The Board may, in its discretion, increase the annual Bonus. Any such increased annual Bonus shall be and become the "Bonus" for such fiscal year for purposes of this Agreement.

         (c) ADDITIONAL SALARY. In addition to the compensation described above, (i) so long as the promissory note (the "Note") of the Executive attached hereto as EXHIBIT A is not due and payable in full, the Executive shall receive additional compensation at an initial rate of Thirty-five Thousand Dollars ($35,000) per annum during the Term, payable (A) at the time the Bonus is payable hereunder, (B) if no Bonus is payable hereunder, at the time the Board determines that no Bonus is payable hereunder or (C) if payment of principal of and interest on the Note is accelerated, at the time of the Executive's payment in full of the Note; provided, however, that to the extent the Note is prepaid, the rate set forth above shall be decreased by the amount by which interest on the Note has been reduced as a result of such prepayment and (ii) the Executive shall also receive an additional $18,500 per annum during the Term, payable at the time

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                  the first monthly installment of Base Salary is payable
                  hereunder and on each anniversary thereafter (all such payments set forth in clauses (i) and (ii) above are referred to herein as the "Additional Salary").

         (d) INSURANCE COVERAGES AND PENSION PLANS. The Executive shall be entitled to such insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time.

         (e) STOCK OPTIONS. All stock options previously granted to the Executive shall remain in full force and effect in accordance with their terms. If the Company implements a new stock option program in the future, the Executive may participate to the extent authorized by the Board.

         (f) RESTRICTED STOCK AWARD. In connection with the Executive's employment and appointment hereunder, the Executive is hereby granted a Restricted Stock Award pursuant to The 1997 Rayovac Incentive Plan (the "1997 Plan") and the terms and conditions of the Rayovac Corporation Restricted Stock Award Agreement attached hereto as Schedule B.

         (g) VACATION. The Executive shall be entitled to four (4) weeks vacation each year.

         (h) HOUSING AND OTHER EXPENSES. The Executive shall be entitled to reimbursement of all reasonable and documented expenses actually incurred or paid by the Executive in the performance of the Executive's duties under this Agreement, upon presentation of expense statements, vouchers or other supporting information in accordance with Company policy. In addition, the Company will reimburse the Executive for expenses associated with reasonable travel to and from Atlanta and will pay or reimburse the Executive for the reasonable expenses associated with providing the Executive with the use of a suitable home purchased by the Company in the Madison area, other than utilities and maintenance. All expense reimbursements and other perquisites of the Executive are reviewable periodically by the Compensation Committee of the Board, if there be one, or the Board.

         (i) AUTOMOBILE. The Company shall provide the Executive with the use of a leased automobile suitable for a chief executive officer of a company similar to the Company.

         (j) D&O INSURANCE. The Executive shall be entitled to indemnification from the Company to the maximum extent provided by law, but not

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                  for any action, suit, arbitration or other proceeding (or
                  portion thereof) initiated by the Executive, unless authorized or ratified by the Board. Such indemnification shall be covered by the terms of the Company's policy of insurance for directors and officers in effect from time to time (the "D&O Insurance"). Copies of the Company's charter, by-laws and D&O Insurance will be made available to the Executive upon request.

         (k) LEGAL FEES. The Company shall pay the Executive's actual and reasonable legal fees incurred in connection with the preparation of this Agreement.

         (l)      RETENTION BONUS; HOUSE SALE.

                  (i) Within thirty (30) days after the Effective Date of this Agreement, Company shall pay Executive Four Hundred Thousand Dollars ($400,000) as a bonus for past services to the Company, and then, on the earlier of September 30, 2003 or a Sale (as described in the first sentence of Section 4(d)), the Company shall pay the Executive an additional amount of Four Hundred Thousand Dollars ($400,000).

                  (ii) If the Company does not terminate the Executive's employment hereunder pursuant to Section 4(a) and the Executive does not terminate his employment hereunder pursuant to Section 4(d) (other than following a Sale as described in the first sentence of Section 4(d)), then at any time after the earlier of April 30, 2003 or the date on which the Executive's employment is terminated, at the option of and upon the request of the Executive or his estate, the Company shall sell to the Executive or his estate fee simple title to the home purchased by the Company for the use of the Executive, free and clear of all liens and encumbrances arising after the date of the Company's acquisition of the home and not created by the Executive other than liens or encumbrances that do not materially affect the use or value thereof; the purchase price shall be One Dollar ($1.00).

4.       TERMINATION.

         (a) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

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                  (i)      the commission by the Executive of any deliberate and
                           premeditated act taken by the Executive in bad faith against the interests of the Company;

                  (ii) the Executive has been convicted of, or pleads NOLO CONTENDERE with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company;

                  (iii) the habitual drug addiction or intoxication of the Executive which negatively impacts his job performance or the Executive's failure of a Company-required drug test;

                  (iv) the willful failure or refusal of the Executive to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Board, provided such failure or refusal continues after thirty (30) days of the receipt of notice in writing from the Board of such failure or refusal, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such failure or refusal is not remedied within such thirty (30) day period; or

                  (v) the Executive breaches any of the terms of this Agreement or any other agreement between the Executive and the Company which breach is not cured within thirty (30) days subsequent to notice from the Company to the Executive of such breach, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such breach is not cured within such thirty (30) day period.

                  If the definition of termination for "Cause" set forth above conflicts with such definition in the Executive's time-based or performance-based Stock Option Agreement to purchase 455,786 shares of Common Stock at an exercise price of $4.39 per share (collectively the "Stock Option Agreements"), or any agreements referred to therein, the definition set forth herein shall control.

         (b) TERMINATION BY COMPANY FOR DEATH OR DISABILITY. The Company shall have the right at any time to terminate the Executive's employment

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                  hereunder without prior notice upon the Executive's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six (6) consecutive months (for purposes hereof, "disability" has the same meaning as in the Company's disability policy). The Company's obligations hereunder shall, subject to the provisions of Section 5(b), also terminate upon the death of the Executive.

         (c) TERMINATION BY COMPANY WITHOUT CAUSE. The Company shall have the right at any time to terminate the Executive's employment for any other reason without Cause upon sixty (60) days prior written notice to the Executive.

         (d) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder upon sixty (60) days prior written notice to the Company, or upon thirty (30) days prior written notice after a Sale (as such term is defined in the Stock Option Agreements). Any such termination shall be treated as a termination by the Company for "Cause" under Section 5, unless notice of such termination was given within thirty (30) days after a Sale (as such term is defined in the Stock Option Agreements), in which case such termination shall be treated in accordance with Section 5(d) hereof.

         (e) CONSTRUCTIVE TERMINATION BY THE EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder, without prior notice, upon the occurrence of a Constructive Termination. Any such termination shall be treated as a termination by the Company without Cause. For this purpose, a "Constructive Termination" shall mean:

                  (i) a reduction in Base Salary or Additional Salary (other than as permitted hereby);

                  (ii)     a reduction in annual Bonus opportunity;

                  (iii) a change in location of office of more than seventy-five (75) miles from Madison, Wisconsin;

                  (iv) unless with the express written consent of the Executive, (a) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 1 of this Agreement or (b) any other substantial change in such

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                           position, including titles, authority or
                           responsibilities from those contemplated by Section 1 of the Agreement; or

                  (v) any material reduction in any of the benefits described in Section 3(g), (h), (i) or (j) hereof.

                  For purposes of the Stock Option Agreements, Constructive Termination shall be treated as a termination of employment by the Company without "Cause."

         (f) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Executive for Constructive Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8. For purposes of this Agreement, a "Notice of Termination" means a written notice given prior to the termination which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than fifteen
                  (15) days after the giving of such notice). The failure by any party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Constructive Termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

5.       EFFECT OF TERMINATION OF EMPLOYMENT.

         (a) WITH CAUSE. If the Executive's employment is terminated with Cause, the Executive's salary and other benefits specified in
                  Section 3 shall cease at the time of such termination, and the Executive shall not be entitled to any compensation specified in Section 3 which was not required to be paid prior to such termination; provided, however, that the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

         (b) DEATH OR DISABILITY. If the Executive's employment is terminated by the death or disability of the Executive (pursuant to Section 4(b)), the Executive's compensation provided in Section 3 shall be paid to the Executive or, in the event of the death of the Executive, the Executive's estate, as follows:

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                  (i)      the Executive's Base Salary specified in Section 3(a)
                           shall continue to be paid in monthly installments until the first to occur of (i) twenty-four (24) months following such termination or (ii) such time as the Executive or the Executive's estate breaches the provisions of Sections 6 or 7 of this Agreement;

                  (ii) double the PRO RATA portion (based on days worked and percentage of achievement of annual performance goals) of the annual Bonus payable to the Executive, if any, specified in Section 3(b) shall be paid, unless the Board determines to pay a greater amount in its sole discretion;

                  (iii) the Executive's Additional Salary (or, for any partial year, the pro rata portion thereof) specified in Section 3(c) shall continue to be paid until the first to occur of (i) the remaining period of the Term or (ii) such time as the Executive or the Executive's estate breaches the provisions of Sections 6 or 7 of this Agreement;

                  (iv) If the Executive's employment is terminated as a result of disability, the Executive's additional benefits specified in Section 3(d) shall continue to be available to the Executive until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

                  (v) the Executive's accrued vacation (determined in accordance with Company policy) at the time of termination shall be paid as soon as reasonably practicable.

         (c) WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause (pursuant to Section 4(c) or 4(e)), the Executive's compensation provided in Section 3 shall be paid as follows:

                  (i) the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement;

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                  (ii)     the Executive's annual Bonus shall continue to be
                           paid in accordance with this Section 5(c) at the times set forth in Section 3(b) until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement. The annual Bonus payable pursuant to this
                           Section 5(c) shall equal the amount of the annual Bonus (if any) previously paid or required to be paid pursuant to this Agreement (or the 1998 Agreement) for the full fiscal year immediately prior to the Executive's termination of employment;

                  (iii) the Executive's Additional Salary (or, for any partial year, the pro rata portion thereof) specified in Section 3(c) shall continue to be paid until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if longer) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

                  (iv)     the Executive's additional benefits specified in
                           Section 3(d) shall continue to be available to the Executive until the first to occur of (i) twenty-four
                           (24) months following such termination or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement.

         (d) FOLLOWING SALE. If the Executive elects to terminate his employment within thirty (30) days following a Sale in accordance with Section 4(d), such termination by the Executive shall be treated as a termination by the Company without Cause, and the Executive shall be entitled to the compensation provided in Section 5(c); provided, however, that Executive's Base Salary, annual Bonus, Additional Salary and
                  Section 3(d) additional benefits shall continue to be paid only until the first to occur of (i) the remaining period of the Term (or twelve (12) months following the expiration of the Post-Term Period (as defined below)) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement. In no event, however, shall Executive receive less than twelve (12) months Base Salary and annual Bonus following the expiration of the Post-Term Period. Notwithstanding the foregoing, the Company may require that the Executive continue to remain in the employ of the Company for up to a maximum of thirty (30) days following the Sale (the "Post-Term Period"). The Company shall place the maximum cash payments payable pursuant to Section 5(c) in escrow with a

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                  commercial bank or trust company mutually acceptable to the
                  Company and the Executive as soon as practicable following the Sale. For the Post-Term Period, the Company shall make the cash payments that would otherwise be required pursuant to
                  Section 3 (all such cash payments to be deducted from the amount placed in escrow). At the expiration of the Post-Term Period, the Executive shall receive all cash amounts due the Executive from the remaining amount held in escrow ratably monthly over the Non-Competition Period (as defined below), with the balance (if any) returned to the Company. If the Company does not require that the Executive remain in the employ of the Company, the Company shall pay the Executive all cash amounts payable pursuant to Section 5(c) ratably monthly over the Non-Competition Period (all such cash payments to be deducted from the amount placed in escrow) with the balance (if any) returned to the Company.

         The Executive shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, and if the Executive does obtain other employment, all amounts payable by the Company under this Agreement shall remain fully due and payable.

6.       AGREEMENT NOT TO COMPETE.

         (a) The Executive agrees that during the Non-Competition Period (as defined below), he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, as an officer, director, consultant, agent, employee, owner, principal, partner or stockholder of any business, or in any other capacity, engage or have a financial interest in any business which is involved in the design, manufacturing, marketing or sale of batteries or battery operated lighting devices (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or the Nasdaq Stock Market). The "Non-Competition Period" is (a) the longer of the Executive's employment hereunder or time period which he serves as a director of the Company plus (b) a period of one (1) year thereafter.

         (b) Without limiting the generality of clause (a) above, the Executive further agrees that during the Non-Competition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of the Company's customers or prospects, as shown by the Company's records, that were customers or prospects of the Company at any time during the Non-Competition Period if such solicitation or contact

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                  is for the general purpose of selling products that satisfy the same general needs as any products that the Company had available for sale to its customers or prospects during the Non-Competition Period.

         (c) The Executive agrees that during the Non-Competition Period, he shall not, other than in connection with employment for the Company, solicit the employment or services of any employee of Company who is or was an employee of Company at any time during the Non-Competition Period. During the Non-Competition Period, the Executive shall not hire any employee of Company for any other business.

         (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law.

         (e) For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

7.       SECRET PROCESSES AND CONFIDENTIAL INFORMATION.

         (a) The Executive agrees to hold in strict confidence and, except as the Company may authorize or direct, not disclose to any person or use (except in the performance of his services hereunder) any confidential information or materials received by the Executive from the Company and any confidential information or materials of other parties received by the Executive in connection with the performance of his duties hereunder. For purposes of this Section 7(a), confidential information or materials shall include existing and potential customer information, existing and potential supplier information, product information, design and construction information, pricing and profitability information, financial information, sales and marketing strategies and techniques and business ideas or practices. The restriction on the Executive's use or disclosure of the confidential information or materials shall remain in force until such information is of general knowledge in the industry through no fault of the Executive or any agent of the Executive. The Executive also agrees to return to the Company promptly upon its request any Company information or materials in the Executive's possession or under the Executive's control.

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         (b)      The Executive will promptly disclose to the Company and to no other person, firm or entity all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, know-how and similar matters, whether or not patentable and whether or not reduced to practice, which are conceived or learned by the Executive during the period of the Executive's employment with the Company, either alone or with others, which relate to or result from the actual or anticipated business or research of the Company or which result, to any extent, from the Executive's use of the Company's premises or property (collectively called the "Inventions"). The Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company, and the Executive hereby assigns to the Company all of the Executive's rights and interests in and to all of the Inventions, it being acknowledged and agreed by the Executive that all the Inventions are works made for hire. The Company shall be the sole owner of all domestic and foreign rights and interests in the Inventions. The Executive agrees to assist the Company at the Company's expense to obtain and from time to time enforce patents and copyrights on the Inventions.

         (c) Upon the request of, and, in any event, upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other tangible information in whatever form which pertains to the Company, and the Executive will not retain any such information or any reproduction or excerpt thereof.

8. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

         (a)      For notices and communications to the Company:

                           Rayovac Corporation
                           601 Rayovac Drive
                           Madison, WI 53711
                           Facsimile: (608) 278-6666
                           Attention: Board of Directors

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

                  with a copy to:

                           Thomas H. Lee Company
                           75 State Street
                           Boston, MA  02109
                           Facsimile: (617) 227-3514
                           Attention: Warren C. Smith, Jr.

                  and a copy to:

                           Skadden, Arps, Slate,
                             Meagher & Flom LLP
                           One Beacon Street,
                           Boston, MA  02108
                           Facsimile:  (617) 573-4822
                           Attention:  Louis A. Goodman, Esq.

         (b)      For notices and communications to the Executive:

                           David A. Jones
                           7912 Via Vecchia
                           Naples, Florida  34108

                  with a copy to:

                           Sutherland, Asbill & Brennan LLP
                           999 Peachtree Street, N.E.
                           Atlanta, GA  30309
                           Facsimile: (404) 853-8806
                           Attention: Mark D. Kaufman, Esq.

         Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

9.       GENERAL.

         9.1 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Wisconsin, without reference to its conflicts of law principles.

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         9.2      AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

         9.4 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         9.5 ATTORNEYS' FEES. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

         9.6 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation during his employment hereunder in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliates and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any affiliated company at or subsequent to the date of the Executive's termination of employment with the Company shall, subject to the terms hereof or any other agreement entered into by the Company and the Executive on or subsequent to the date hereof, be payable in accordance with such plan or program.

         9.7 MITIGATION. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. In the event that the Executive shall give a Notice of Termination for Constructive Termination and it shall thereafter be determined that Constructive Termination did not take place, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, and the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date had he terminated his employment voluntarily at such date under
                  Section 4(d) of this Agreement.

         9.8 EQUITABLE RELIEF. The Executive expressly agrees that breach of any provision of Sections 6 or 7 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

         9.9 TERMINATION OF 1998 AGREEMENT. The 1998 Agreement is hereby terminated.

         9.10 ENTIRE AGREEMENT. This Agreement and the exhibit and schedule hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          RAYOVAC CORPORATION

                                          By
                                            ------------------------------------
                                          Kent J. Hussey
                                          President and Chief Operating Officer

EXECUTIVE:


------------------------------------
David A. Jones

                                   SCHEDULE A

                            EXECUTIVE BONUS SCHEDULE

===============================================================================
                                                       Bonus Available
             Percentage of                              as Percentage
             Plan Achieved                          of Annual Base Salary
-------------------------------------------------------------------------------
              137.5%                                        120%
-------------------------------------------------------------------------------
              130                                           110
-------------------------------------------------------------------------------
              122.5                                         100
-------------------------------------------------------------------------------
              115                                            90
-------------------------------------------------------------------------------
              107.5                                          75
-------------------------------------------------------------------------------
              100                                            60
-------------------------------------------------------------------------------
               90                                            30
-------------------------------------------------------------------------------
               80                                             0
===============================================================================

         Any level of Company performance which falls between two specific points set forth above under "Percentage of Plan Achieved" shall entitle the Executive to receive a percentage of Base Salary determined on a straight line basis between such two points. Such amount shall be calculated as follows:

         [(A-B) x .1] x (C-D) + D

Where:

A  =  The actual Percentage of Plan Achieved.

B = The Percentage of Plan Achieved set forth above which is less than and closest to actual results.

C = The Bonus Available as Percentage of Base Salary set forth above which is greater than and closest to the percentage that would apply based on actual results.

D = The Bonus Available as Percentage of Base Salary set forth above which is less than and closest to the percentage that would apply based on actual results.

                                   SCHEDULE B

                               RAYOVAC CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT

         This is a Restricted Stock Award Agreement ("Agreement") dated as of October 1, 2000 by and between Rayovac Corporation, a Wisconsin corporation (the "Company"), and David A. Jones (the "Executive") pursuant to The 1997 Rayovac Incentive Plan (the "Plan"), and, in consideration of the mutual promises set forth below and other good and valuable consideration, the mutuality and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. BACKGROUND. The Company has adopted the Plan to provide additional incentive compensation to its officers and other employees and to encourage such individuals, including the Executive, to remain in the employ of the Company. The Company desires to grant an award (the "Award") to the Executive of shares of the Company's common stock, par value $.01 per share ("Common Stock"), as additional incentive for the Executive's services and as an inducement to the continued services by the Executive to the Company and its subsidiaries, subject to all of the terms, conditions and restrictions contained herein. The Executive acknowledges that he has received a copy of the Plan and any prospectus related thereto from the Company.

         2. GRANT OF AWARD. Pursuant to the Plan and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Executive an Award of Fifty-One Thousand Three Hundred Eighty-Seven (51,387) shares of Common Stock, subject to certain restrictions (individually, a "Share" and collectively, the "Shares").

         3. RESTRICTIONS. Until expiration of the restrictions provided in this Agreement or in the Plan, the Shares shall be subject to the following restrictions:

            (a) CONTINUED EMPLOYMENT. The Executive shall remain in the employment of the Company or one of its subsidiaries and if, prior to the lapse of restrictions on the Shares, the Executive's employment by the Company terminates for any reason other than termination by the Company without Cause or by reason of death or disability of Executive prior to the date the restrictions lapse, the Shares shall immediately be forfeited to the Company and the Executive shall have no further rights with respect the Shares. The terms "Cause" and "disability" shall be defined as set forth in Sections 4(a) and (b) of Executive's Amended and Restated Employment Agreement of October 1, 2000.

            (b) TRANSFER. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered in any manner by the Executive.

         4. LAPSE OF RESTRICTIONS.

            (a) GENERAL. Subject to the terms of this Agreement, restrictions on the Shares shall expire on September 30, 2003, and the Executive shall receive the Shares with respect to which such restrictions expire within thirty (30) days after such vesting date.

            (b) FORFEITURE OF SHARES. The Executive shall forfeit all of the Shares subject to restrictions upon the Executive's termination of employment with the Company or any of its subsidiaries for any reason other than termination by the Company without Cause or by reason of death or disability.

            (c) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors of the Company shall have the power, in its sole discretion, to accelerate the expiration of the applicable restriction period, to waive any restriction with respect to any part or all of the Shares, or to waive the forfeiture of Shares and to retain restrictions on Shares that would have been forfeited pursuant to the terms of this Agreement.

         5. CERTIFICATES. Each certificate issued in respect of the Shares shall be registered in the name of Executive and deposited with the Company or its designee and shall bear the following legend:

            "This certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in The 1997 Rayovac Incentive Plan and an Agreement entered into between Rayovac Corporation and the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of such Plan and Agreement, copies of which are on file in the office of the Secretary of Rayovac Corporation, Madison, Wisconsin."

         The Executive shall execute and deliver to the Company a stock power or powers in blank with respect to the Shares.

         6. SECTION 83 ELECTION. The Executive agrees not to file an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares.

         7. CHANGE IN CONTROL. As more particularly provided in the Plan, all restrictions with respect to any of the Shares that have not been previously forfeited as provided in this Agreement shall expire and lapse upon the occurrence of a Change in Control (as defined in the Plan). If a Change in Control has occurred, all restrictions on the Shares shall expire immediately prior to the effective date of the Change in Control .

         8. INCORPORATION OF PLAN; DEFINED TERMS. The Plan is incorporated herein by reference and made a part of this Agreement as if each provision of the Plan were specifically set forth herein. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise expressly defined in this Agreement, all capitalized terms in this Agreement shall have the meanings given such terms in the Plan.

         9. MISCELLANEOUS.

            (a) SUCCESSORS; GOVERNING LAW. This Agreement shall bind and inure to the benefit of the parties, their heirs, personal representative, successors in interest and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

            (b) DIVIDENDS. The Company shall have the discretion to pay to the Executive any special or regular cash dividends declared by the Board of Directors, or to defer the payment of cash dividends until the expiration of the restrictions with respect to the Shares, or reinvest such amounts in additional shares of Restricted Stock. Any cash payments of dividends that become payable while any of the Shares remain subject to restrictions hereunder to Executive with respect to the restricted shares may, in the Company's discretion, be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to such dividends.

            (c) CONTINUED EMPLOYMENT. The Agreement does not constitute a contract of employment. Participation in the Plan does not give the Executive the right to remain in the employ of the Company or a subsidiary and does not limit in any way the right of the Company or a subsidiary to change the duties or responsibilities of the Executive.

            (d) AMENDMENT. The Company may amend this Agreement or modify the provisions for the termination of the restrictions on the Shares without the approval of the Executive to comply with any rules or regulations under applicable tax, securities or other laws or the rules and regulations thereunder, or to correct any omission in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date set forth below.

                                                 Rayovac Corporation

October 1, 2000                                  By:
                                                    ---------------------------
                                                    Kent J. Hussey
                                                    President and
                                                    Chief Operating Officer

EXECUTIVE

-------------------------------------
Name:    David A. Jones
Address: 7912 Via Vecchia
         Naples, Florida  34108